EXHIBIT 99.1
                              CERTIFICATION OF CEO

     To my knowledge, this Report on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                           By: /s/ Harry J. Bailey
                               ------------------------------------------
                               Name:  Harry J. Bailey
                               Title:  President and Chief Executive Officer


Date: May 15, 2003